UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Commission File Number: 000-53300

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0681092
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

2219 Rimland Drive, Suite 301
Bellingham, WA 98226
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (360) 685-4206

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

                                                                                                                                            Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 4.01. Changes in Registrant’s Certifying Accountant.

On March 27, 2019, eXp World Holdings, Inc. (the “Company”) dismissed BDO USA, LLP (“BDO”), as the Company’s independent registered public accounting firm, effective immediately.

Effective March 31, 2019, the Company appointed Deloitte & Touche, LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The Company’s decision to replace BDO with Deloitte was approved by the Audit Committee and the Board of Directors of the Company.

BDO was engaged as the Company’s independent registered public accounting firm on February 3, 2017. BDO’s report on the consolidated financial statements for the fiscal year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  BDO’s report on the Company’s internal control over financial reporting, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) did express an adverse opinion on the Company’s control environment and monitoring and control activities for the fiscal year ended December 31, 2018.

During the period of BDO’s engagement, including through March 27, 2019, (i) there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such years, and (ii) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K, except as follows:

•

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, the Company did not properly design or maintain effective controls over the control environment and monitoring components which contributed to material weaknesses at the control activity level. The failures within these COSO components contributed to the following material weaknesses at the control activity level for the 2018 fiscal year.

•

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, the Company did not have effective business processes and controls as well as resources with adequate training and support to conduct an effective review of manual reconciliations.

•

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018, to address the material weaknesses described above, our management is currently in the process of undertaking a re-design of the control workflows within our software and systems for processing high-volume transactions.

•

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the Company’s internal controls failed to identify the mathematical error contained in the foreign currency translation calculation in the statement of cash flows of our foreign subsidiary that are incorporated in the consolidated financial statements.

•

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2017, the Company’s internal controls failed to properly recognize and measure the fair value of equity and equity-linked awards issued to employees and non-employees.

•

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2017, the Company’s internal controls failed to identify the need to consider certain areas of US GAAP applicable to the classification of certain agent fees.  Our agent fees are no longer classified as revenue, rather they are offset against commission and other agent related costs.

As previously disclosed in our Annual Report on Form 10-K for fiscal year end 2018,  these material weaknesses have been remediated through implementation of new controls.

During the fiscal years ended December 31, 2017 and 2018 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with Deloitte regarding:

•

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

Disclosures required by Item 304(a)(1) with respect to financial statements for the fiscal year ended December 31, 2018 are contained in the Company’s Annual Report on Form 10-K filed by the Company on March 18, 2019.

The Company provided a copy of the foregoing disclosures to BDO prior to the date of the filing of this report and requested a letter from BDO addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Exhibit
Number	Description

16.1	Letter from BDO, LLP dated March 27, 2019

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

eXp World Holdings, Inc.
(Registrant)

Date: April 1, 2019	/s/ Jeff Whiteside
Jeff Whiteside
Chief Financial Officer (Principal Financial Officer)